EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES INCREASED SALES AND EARNINGS FOR FOURTH QUARTER
AND YEAR-END – FISCAL 2011

MUSCATINE, Iowa (February 7, 2012) – HNI Corporation (NYSE: HNI) today announced sales for the fourth quarter ended December 31, 2011, of $500.3 million, a 7 percent increase from the prior year quarter, and income from continuing operations of $18.0 million, a 43 percent increase from prior year quarter.  Net income per diluted share from continuing operations for the quarter was $0.40 or $0.41 on a non-GAAP basis when excluding restructuring and transition costs and non-operating gains.  For fiscal year 2011, the Corporation reported sales of $1.8 billion, a 9 percent increase from prior year, and income from continuing operations of $45.7 million, a 54 percent increase from prior year.  Net income per diluted share from continuing operations for the year was $1.01 or $1.05 on a non-GAAP basis when excluding restructuring and transition costs and non-operating gains.

Fourth Quarter and FY'11 Summary Comments
"We are pleased with our strong execution and solid profit improvement for the fourth quarter and full year 2011.  Our growth investments delivered top-line improvement across all businesses in the quarter, and outstanding working capital results drove significant cash generation.  Office furniture sales growth was led by strong performance in our contract and international businesses.  Hearth sales benefited from improved conditions in new home construction and high energy prices.

We enter 2012 financially strong and with positive momentum across all of our businesses.  We are aggressively investing for growth, competitively well positioned within our markets, and delivering profitable growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Fourth Quarter
	Three Months Ended
Dollars in millions except per share data	12/31/2011	1/01/2011	Percent Change

Net sales	$500.3	$466.1	7.3%
Gross margin	$178.0	$163.9	8.6%
Gross margin %	35.6%	35.2%
SG&A	$148.2	$143.5	3.2%
SG&A %	29.6%	30.8%
Operating income	$29.8	$20.4	46.6%
Operating income %	6.0%	4.4%
Income from continuing operations	$18.0	$12.6	43.3%

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$0.40	$0.27	48.1%

Fourth Quarter Results – Continuing Operations
•	Consolidated net sales increased $34.1 million or 7.3 percent from the prior year quarter to $500.3 million. The acquisition of Sagus contributed $8.2 million, or 1.8 percentage points of sales.
•	Gross margins were 0.4 percentage points higher than prior year quarter primarily due to higher volume and better price realization offset partially by increased material costs.
•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 1.2 percentage points from the prior year quarter due to higher volume, lower restructuring charges and a non-operating gain partially offset by increased fuel costs, higher incentive based compensation and costs associated with the new acquisition.

•
The Corporation's fourth quarter results included $1.0 million of restructuring and transition costs of which $0.2 million were included in cost of sales.  This represented $1.4 million associated with shutdown and consolidation of office furniture manufacturing locations net of a $0.4 million non-operating gain on the sale of property.  Included in the fourth quarter of 2010 were $7.1 million of restructuring, impairment and transition costs.

Fourth Quarter – Non-GAAP Financial Measures – Continuing Operations (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Three Months Ended 12/31/2011				Three Months Ended 1/01/2011
	Gross Profit	SG&A	Operating Income	EPS	Gross Profit	SG&A	Operating Income	EPS
As reported (GAAP)	$178.0	$148.2	$29.8	$0.40	$163.9	$143.5	$20.4	$0.27
% of net sales	35.6%	29.6%	6.0%		35.2%	30.8%	4.4%

Restructuring and impairment	$0.1	$(1.1)	$1.2	$0.02	$0.3	$(6.6)	$6.9	$0.11
Transition costs	$0.2	-	$0.2	$0.00	$0.2	-	$0.2	$0.01
Non-operating gain	-	$0.4	$(0.4)	$(0.01)

Results (non-GAAP)	$178.3	$147.4	$30.8	$0.41	$164.4	$136.9	$27.5	$0.39
% of net sales	35.6%	29.5%	6.2%		35.3%	29.4%	5.9%

Full Year
	Twelve Months Ended
Dollars in millions except per share data	12/31/2011	1/01/2011	Percent Change

Net sales	$1,833.5	$1,686.7	8.7%
Gross margin	$639.1	$585.6	9.1%
Gross margin %	34.9%	34.7%
SG&A	$557.6	$527.7	5.7%
SG&A %	30.4%	31.3%
Operating income	$81.5	$57.9	40.7%
Operating income %	4.4%	3.4%
Income from continuing operations	$45.7	$29.7	54.1%

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$1.01	$0.65	55.4%

Full Year Results – Continuing Operations
•	Net sales increased $146.7 million, or 8.7 percent, to $1.8 billion compared to $1.7 billion for the prior year. Acquisitions contributed $8.2 million, or 0.5 percentage points of sales.
•
Gross margins were 0.2 percentage points higher than prior year due to increased volume, better price realization and lower restructuring and transition costs offset partially by increased material costs.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 0.9 percentage points due to higher volume and lower restructuring charges partially offset by increased fuel costs, investments in growth initiatives, higher incentive-based compensation and costs associated with the new acquisition.  Included in 2011 were $3.3 million of restructuring and impairment charges compared to $9.4 million in 2010.

Cash flow from operations for the year was $134.3 million compared to $94.4 million in 2010.   Capital expenditures were $31.1 million in 2011 compared to $26.7 million in 2010.
The Corporation completed the acquisition of Sagus International, a designer and manufacturer of educational furniture solutions, for a total purchase price of $55 million.
The Corporation repurchased 323,965 shares of its common stock during 2011.  There is approximately $135.8 million remaining under the current repurchase authorization.

Full Year – Non-GAAP Financial Measures – Continuing Operations (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Twelve Months Ended 12/31/2011				Twelve Months Ended 1/01/2011
	Gross Profit	SG&A	Operating Income	EPS	Gross Profit	SG&A	Operating Income	EPS
As reported (GAAP)	$639.1	$557.6	$81.5	$1.01	$585.6	$527.7	$57.9	$0.65
% of net sales	34.9%	30.4%	4.4%		34.7%	31.3%	3.4%

Restructuring and impairment	$0.2	$(3.3)	$3.5	$0.05	$2.6	$(9.4)	$12.1	$0.17
Transition costs	$0.3	-	$0.3	$0.00	$1.5	-	$1.5	$0.02
Non-operating gains	-	$0.4	$(0.4)	$(0.01)	-	$0.5	$(0.5)	$(0.01)

Results (non-GAAP)	$639.6	$554.7	$84.9	$1.05	$589.7	$518.8	$70.9	$0.82
% of net sales	34.9%	30.3%	4.6%		35.0%	30.8%	4.2%

Discontinued Operations
The Corporation completed the sale of a small, non-core business in the office furniture segment and a small, non-core component of its hearth products segment during 2010.  Revenues and expenses associated with these business operations are presented as discontinued operations for all periods presented in the financial statements.

Office Furniture
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
Dollars in millions	12/31/2011	1/01/2011		12/31/2011	1/01/2011
Sales	$402.4	$374.8	7.4%	$1,528.1	$1,404.9	8.8%
Operating profit	$32.2	$24.6	30.9%	$99.6	$87.6	13.8%
Operating profit %	8.0%	6.6%		6.5%	6.2%

Non-GAAP Financial Measures (Reconciled with most comparable GAAP measures)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
Dollars in millions	12/31/2011	1/01/2011		12/31/2011	1/01/2011
Operating profit as reported (GAAP)	$32.2	$24.6	30.9%	$99.6	$87.6	13.8%
% of net sales	8.0%	6.6%		6.5%	6.2%

Restructuring and impairment	$1.2	$1.7		$3.1	$6.7
Transition costs	$0.2	$0.2		$0.3	$1.4
Non-operating gains	$(0.4)	-		$(0.4)	$(0.5)

Operating profit (non-GAAP)	$33.2	$26.4	25.4%	$102.6	$95.1	7.9%
% of net sales	8.2%	7.1%		6.7%	6.8%

•
Fourth quarter and full year sales for the office furniture segment increased $27.6 million and $123.1 million, respectively.  These increases were driven by an increase in the supplies driven channel and a more substantial increase in the contract and international channels of the office furniture industry.  Acquisitions contributed $8.2 million or 2.2 percentage points in the fourth quarter and $8.2 million or 0.6 percentage points for the full year.

•
Fourth quarter and full year operating profit increased $7.6 million and $12.1 million, respectively.  Operating profit was positively impacted by increased volume, better price realization and lower restructuring, transition and impairment expenses.  These were partially offset by higher input costs, investments in selling and growth initiatives and higher incentive-based compensation expense.

Hearth Products
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
Dollars in millions	12/31/2011	1/01/2011		12/31/2011	1/01/2011
Sales	$97.9	$91.3	7.1%	$305.4	$281.8	8.4%
Operating profit	$9.4	$5.4	74.0%	$14.8	$2.9	406.1%
Operating profit %	9.6%	5.9%		4.8%	1.0%

Non-GAAP Financial Measures (Reconciled with most comparable GAAP measures)
	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
Dollars in millions	12/31/2011	1/01/2011		12/31/2011	1/01/2011
Operating profit as reported (GAAP)	$9.4	$5.4	74.0%	$14.8	$2.9	406.1%
% of net sales	9.6%	5.9%		4.8%	1.0%

Restructuring and impairment	-	$5.3		$0.4	$5.4
Transition costs	-	-		-	$0.1

Operating profit (non-GAAP)	$9.4	$10.7	-11.7%	$15.2	$8.4	81.0%
% of net sales	9.6%	11.7%		5.0%	3.0%

•
Fourth quarter sales for the hearth products segment increased $6.5 million driven by increases in the new construction channel and the remodel-retrofit channel.  Full year sales for the hearth products segment increased $23.6 million driven by an increase in the remodel/retrofit channel partially offset by a decrease in the new construction channel.

•
Fourth quarter and full year operating profit increased $4.0 million and $11.8 million, respectively.  Operating profit was positively impacted by higher volume, better price realization and lower restructuring and impairment charges partially offset by higher input costs, investments in selling and marketing initiatives and incentive-based compensation.

Outlook
"I am encouraged by the ongoing recovery in our economy and remain optimistic about our markets and growth prospects.  We will continue to aggressively invest for future growth while pursuing opportunities for structural and operating cost reductions.  Our businesses are strong, competitive, and agile, and we are well positioned for long term profitable growth," said Mr. Askren.

The Corporation estimates sales growth between 10 to 13 percent in the first quarter over the same period in the prior year.  Non-GAAP earnings per diluted share is anticipated in the range of ($0.05) to $0.00 for the first quarter.  For the full year, the Company is confirming its estimate of non-GAAP earnings per diluted share in the range of $1.30 to $1.50, which excludes restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture, and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Wednesday, February 8, 2012 at 10:00 a.m. (Central) to discuss fourth quarter and year-end 2011 results.  To participate, call the conference call line at 1-877-512-9166 – conference ID number 41420276.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above and a replay of the call also will be available telephonically until Wednesday, February 15, 2012, 10:59 p.m. (Central).  To access this replay, dial 1-855-859-2056 or 1-404-537-3406 – Conference ID number 41420276.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, we have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, selling and administrative expense, operating income, operating profit and net income per diluted share from continuing operations (i.e., EPS), excluding restructuring and impairment charges, transition costs and non-operating gains.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the full fiscal year.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  Such events may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

About HNI Corporation
HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward Looking Statements

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, expectations for (i) sales growth to be between 10 and 13 percent for the first quarter of fiscal 2012, (ii) non-GAAP earnings per diluted share (excluding restructuring charges and transition costs) to be in the range of $0.00 to ($0.05) for the first quarter of fiscal 2012, and (iii) non-GAAP earnings per diluted share (excluding restructuring charges and transition costs) to be in the range of $1.30 to $1.50 for fiscal 2012.  In addition, words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

HNI CORPORATION

Condensed Consolidated Statement of Operations

	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31, 2011	Jan. 1, 2011	Dec. 31, 2011	Jan. 1, 2011
Net Sales	$500,269	$466,148	$1,833,450	$1,686,728
Cost of products sold	322,255	302,246	1,194,387	1,101,112
Gross profit	178,014	163,902	639,063	585,616
Selling and administrative expenses	147,034	136,912	554,315	518,257
Restructuring and impairment charges	1,131	6,628	3,261	9,449
Operating income	29,849	20,362	81,487	57,910
Interest income	158	125	623	471
Interest expense	2,762	3,283	11,951	11,903
Income from continuing operations before income taxes	27,245	17,204	70,159	46,478
Income taxes	9,219	4,621	24,411	16,797
Income from continuing operations, less applicable income taxes	18,026	12,583	45,748	29,681
Discontinued operations, less applicable income taxes	-	(6)	-	(2,558)
Net income (loss)	18,026	12,577	45,748	27,123
Less: Net income (loss) attributable to the noncontrolling interest	(111)	33	(238)	182
Net income attributable to HNI Corporation	$18,137	$12,544	$45,986	$26,941
Income from continuing operations attributable to HNI Corporation per common share – basic	$0.40	$0.28	$1.03	$0.66
Discontinued operations attributable to HNI Corporation per common share – basic	-	$0.00	-	$(0.06)
Net income attributable to HNI Corporation common shareholders – basic	$0.40	$0.28	$1.03	$0.60
Average number of common shares outstanding – basic	44,827,529	44,815,129	44,803,248	44,993,934
Income from continuing operations attributable to HNI Corporation per common share – diluted	$0.40	$0.27	$1.01	$0.65
Discontinued operations attributable to HNI Corporation per common share – diluted	-	$0.00	-	$(0.06)
Net income attributable to HNI Corporation common shareholders – diluted	$0.40	$0.27	$1.01	$0.59
Average number of common shares outstanding – diluted	45,759,137	45,742,520	45,694,278	45,808,704

Condensed Consolidated Balance Sheet

Assets			Liabilities and Shareholders' Equity
	As of			As of
	Dec. 31,	Jan. 1,		Dec. 31,	Jan. 1,
(Dollars in thousands)	2011	2011		2011	2011
Cash and cash equivalents	$72,812	$99,096	Accounts payable and
Short-term investments	9,157	10,567	accrued expenses	$358,290	$311,066
Receivables	204,036	190,118	Note payable and current
Inventories	101,873	68,956	maturities of long-term debt	30,345	50,029
Deferred income taxes	18,797	18,467	Current maturities of other
Prepaid expenses and			long-term obligations	275	256
other current assets	27,365	20,957
Current assets	434,040	408,161	Current liabilities	388,910	361,351

			Long-term debt	150,200	150,000
			Capital lease obligations	340	111
Property and equipment - net	229,727	231,781	Other long-term liabilities	52,716	47,437
Goodwill	270,761	260,634	Deferred income taxes	42,770	30,525
Other assets	119,730	97,304
			Parent Company shareholders' equity	419,057	407,985
			Noncontrolling interest	265	471
			Shareholders' equity	419,322	408,456
			Total liabilities and
Total assets	$1,054,258	$997,880	shareholders' equity	$1,054,258	$997,880

 Condensed Consolidated Statement of Cash Flows

	Twelve Months Ended
(Dollars in thousands)	Dec. 31, 2011	Jan. 1, 2011
Net cash flows from (to) operating activities	$134,278	$94,384
Net cash flows from (to) investing activities:
Capital expenditures	(31,143)	(26,722)
Acquisition spending	(54,990)	(149)
Other	(5,407)	1,818
Net cash flows from (to) financing activities	(69,022)	(57,609)
Net increase (decrease) in cash and cash equivalents	(26,284)	11,722
Cash and cash equivalents at beginning of period	99,096	87,374
Cash and cash equivalents at end of period	$72,812	$99,096

Business Segment Data

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	Dec. 31, 2011	Jan. 1, 2011	Dec. 31, 2011	Jan. 1, 2011
Net sales:
Office furniture	$402,407	$374,812	$1,528,050	$1,404,923
Hearth products	97,862	91,336	305,400	281,805
	$500,269	$466,148	$1,833,450	$1,686,728

Operating profit:
Office furniture
Operations before restructuring and impairment charges	$33,307	$25,949	$102,468	$91,649
Restructuring and impairment charges	(1,131)	(1,370)	(2,842)	(4,090)
Office furniture - net	32,176	24,579	99,626	87,559
Hearth products
Operations before restructuring and impairment charges	9,422	10,672	15,171	8,274
Restructuring and impairment charges	-	(5,258)	(419)	(5,359)
Hearth products - net	9,422	5,414	14,752	2,915
Total operating profit	41,598	29,993	114,378	90,474
Unallocated corporate expense	(14,353)	(12,789)	(44,219)	(43,996)
Income before income taxes	$27,245	$17,204	$70,159	$46,478

Depreciation and amortization expense:
Office furniture	$8,801	$10,249	$36,109	$44,717
Hearth products	1,649	2,422	7,574	11,474
General corporate	702	598	2,604	2,439
	$11,152	$13,269	$46,287	$58,630

Capital expenditures – net:
Office furniture	$8,249	$6,303	$24,061	$20,928
Hearth products	199	980	2,179	2,423
General corporate	2,501	763	4,903	3,371
	$10,949	$8,046	$31,143	$26,722

			As of	As of
			Dec. 31, 2011	Jan. 1, 2011
Identifiable assets:
Office furniture			$671,334	$588,540
Hearth products			259,142	267,125
General corporate			123,782	142,215
			$1,054,258	$997,880

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